Exhibit 11.1
1 Eletrobras Code of Conduct Exhibit 11.1

2 3 WORD FROM THE PRESIDENT The dissemination and experience of ethical culture are daily commitments in the relationships established in the management of the Eletrobras business. Therefore, this update of our Code of Conduct reflects a moment of intense changes in the company – which has just become a private corporation – points to the future and reaffirms the ethical and conduct commitments of the company and our employees with all our stakeholders. In this transition period, we envision the necessary adaptation of our processes as an opportunity for improvement, seeking inspiration from the best market practices and the constant evolution of the ethical theme and integrity in the corporate environment, internalizing it in our performance, through the commitments of ethical conduct, integrity and transparency assumed with our audiences. Produced by a multidisciplinary team and with a more direct and objective language, making clear the expected and prohibited conducts for each theme, this new version of the Code brings important guidelines, with the objective of making it an effective guiding instrument for the daily lives of our employees and all those who relate to Eletrobras. This version we are presenting broadens the view of ethics and integrity within the ESG (environmental, social and governance) vision, segregating the conduct commitments of the companies and our employees by pillars that represent the sustainability principles adopted in the Eletrobras Sustainability framework - people, planet, governance and prosperity. In this way, the company and our employees sign their commitment to sustainable growth hand in hand with ethical values, inseparable partners for the relevance and continuity of any business.

4 5 The new Eletrobras Code of Conduct reflects, therefore, a new moment, of greater challenges, but also of great potential. We believe, however, that we can only achieve this potential by respecting and assuming the daily commitment to the ethics and integrity of each one of us. This is our guide in this regard. Have a good read! Wilson Ferreira Junior, president of Eletrobras TABLE OF CONTENTS 1. Presentation ......................................................................................... 7 1.1. For whom it is intended ................................................................... 7 1.2. How to apply the guidelines ........................................................... 8 1.3. Responsibilities ................................................................................. 9 1.4. Review and update ........................................................................... 9 2. Business Identity ................................................................................. 10 3. Conduct Commitments ...................................................................... 12 3.1. PEOPLE ................................................................................................ 13 Respecting people ........................................................................... 13 Valuing life ......................................................................................... 16 Acting with professionalism ........................................................... 17 Caring for the company's image ................................................... 19 3.2. PLANET ............................................................................................... 21 Promoting environmental education and awareness ............... 21 Reducing environmental impacts ............................................... 21 3.3. GOVERNANCE ................................................................................... 23 Acting with integrity ......................................................................... 23 Strengthening Trust Relationships ............................................... 36 3.4. PROSPERITY ....................................................................................... 44 Investing in value creation ............................................................. 44 Innovating in the energy sector ...................................................... 45 4. Code Effectiveness ............................................................................... 48 Commitment ..................................................................................... 48 Doubts and manifestations ............................................................. 48 Complaints .......................................................................................... 48 Violations and consequences.......................................................... 50 5. Glossary ................................................................................................. 52 6. Term of Acceptance ............................................................................. 56

6 7 1. PRESENTATION Eletrobras is committed to the dissemination of an ethical and integral culture in the management of corporate businesses. The Eletrobras Code of Conduct is the guiding document of its performance, based on ethical principles and commitments of conduct, as a compass that guides the company's path in search of sustainable economic development and respectful relations with stakeholders. Gathered here are guidelines on how the company acts and how it expects its employees and third parties to act, in order to ensure an ethical attitude with integrity and relationships based on transparency and trust. 1.1. For whom it is intended Eletrobras, all of its subsidiaries – Eletrobras Furnas, Chesf, CGT Eletrosul, Eletronorte, Eletropar – and companies in which it has direct and indirect corporate control adopt the guidelines of this code. Hereinafter, the set of companies will be referred to in the document as “Eletrobras” or “company”. The guidelines of this document are intended for all employees: members of the Board of Directors and Fiscal Councils and statutory committees, officers, employees, contractors, service providers, representatives, interns and apprentices of the companies. It is an individual and collective commitment of all to comply with the code, and also to promote its compliance, in all actions of the Eletrobras value chain and in relations with stakeholders. These guidelines are also intended for all audiences that have some form of relationship or represent Eletrobras. Thus, the supplier companies, service providers, and other Eletrobras partners will have in their contracts, partnerships, covenants, terms or agreements,

8 9 including shareholders' agreements, specific clauses, according to the business carried out, in which they undertake to respect, comply with and enforce, as appropriate, this Code of Conduct, the Integrity Program and Eletrobras policies. 1.2. How to apply the guidelines It is important to point out that the employees' conduct commitments, expressed in this document, apply to all environments: face-to-face, remote work, or any other work modality that may arise. All topics that involve the company's professional performance are addressed here. However, some fact may occur that is not foreseen and that requires common sense in decision making. In this sense, it is advisable that, in the face of a decision, the following questions are asked: • Is the conduct considered legal or in accordance with this code and Eletrobras policies? • Are the risks and the decision to be made the best for the company? • Does the conduct set a good example for co-workers? • If there was press coverage, would the situation be comfortable? If the answer to all questions is positive, this indicates that the attitude is in compliance and that the employee is contributing to strengthening the company's integrity environment. If the answer is negative in at least one of these questions, be sure to ask for guidance, either from the manager or from the area responsible for the Integrity Program in the company. 1.3. Responsibilities The Board of Directors, through the Audit and Risk Committee (CAE, in Portuguese), is responsible for supervising this code, approving each new version of the document, reinforcing its commitment and sponsorship to the guiding pillars of Eletrobras' ethical performance and the importance of these dimensions in business practices. Eletrobras' Governance, Risks and Compliance Board (DC, in Portuguese), through the corporate integrity body, is responsible for the preparation and review of the document, acting in partnership with the other areas of the company and also for the implementation and application of the guidelines. Responsible for the correct dissemination of the document's content, the DC is also committed to conducting annual training on the code's guidelines. 1.4. Review and update As society is in constant change, requiring constant adaptation, and ethical conduct and integrity are eminently related to human relations, it is essential to align the code with the natural evolution of the organization, the context in which it operates, and society itself. Therefore, it is necessary to periodically update the document, at most every five years, unless it is necessary to update legislation or a supervening fact. This version was approved by means of Eletrobras Board Resolution No .. 538 of 11/14/2022 and the Resolution of Eletrobras Board of Directors No .. 169 of 12/01/2022.

10 11 2. BUSINESS IDENTITY II. Professionalism Ethical professional performance, with responsibility and zeal, based on social values, loyalty and mutual respect, committed to the pursuit of operational excellence, the quality of resource allocation, the discipline of execution, the culture of high performance and the creation of value for the audiences of interest. III. Compliance Respect for national legislation and the countries where it operates, as well as the internal rules that regulate the activities of each company, in accordance with Brazilian constitutional principles and international treaties to which Brazil is a signatory. IV. Integrity Honesty and probity in the fulfillment of the commitments assumed, with objectivity and impartiality in the decisions, actions and use of resources, repudiating all forms of fraud and corruption, with an active stance in the face of situations that are not in accordance with the ethical principles assumed. To ensure ethical and integral performance, Eletrobras has an Integrity Program with governance, guidelines and mechanisms for the prevention, detection and correction of illegal conduct related to fraud and corruption. V. Transparency Visibility of the criteria that guide the decisions and actions of the company, through clear, accurate, agile and accessible, transparent and timely communication, observing the limits of the right to data protection and confidentiality regarding the privileged or strategic information of Eletrobras. VI. Sustainability Performance with environmental, economic, governance and social responsibility, in a balanced way, in all operations, products, processes and initiatives, considering all interested audiences, respecting the right to full life of current generations and contributing to the preservation of future ones. OUR IDENTITY Eletrobras is an energy company. It develops the business of generation, transmission, and commercialization of electric energy. It works by putting all its energy into the sustainable development of society. Aware of the challenges to be overcome and of its potential, Eletrobras is renewing its essence - based on the commitment to society's sustainable development, ethics, and respect for people and life. An innovative, clean energy company, recognized for excellence and sustainability and operating with high performance standards, with the goal of creating value for investors and other stakeholders. We act according to our organizational values: • Respect for people and life • Excellence • Ethics and transparency • Innovation • Collaboration and recognition Within this purpose, Eletrobras' performance is guided by the following ethical principles: I. Human dignity and respect for people Valuing life and affirming citizenship, respecting physical and moral integrity, as well as the fundamental rights of freedom, privacy, and data protection of all people, individual differences, and the diversity of social groups, with equality, equity, and justice.

12 13 3. CONDUCT COMMITMENTS Eletrobras is a signatory to the United Nations Global Compact, the largest global enterprise sustainability initiative, which calls on companies to act in line with universal principles in the areas of human rights, labor, environment and anti-corruption. The company reinforces its commitment to the sustainable development agenda, based on structuring elements for a more just, balanced and ethical society with the planet and with people. This commitment is embodied in four pillars that guide business conduct and on which this code is based. PEOPLE • Respecting people and human rights • Valuing life • Acting with professionalism • Caring for the company´s image PLANET • Promoting environmental awareness • Reducing environmental impacts GOVERNANCE • Acting with integrity • Strengthening relationships of trust PROSPERITY • Investing in value creation • Innovating in our sector In addition, Eletrobras strengthens its commitment to the Sustainable Development Goals of the Global Compact, the 2030 Agenda, through the nine SDGs prioritized in its business strategy. 3.1. PEOPLE Eletrobras contributes so that all human beings can realize their potential with dignity and equality and in a healthy environment. We respect human rights, promoting their principles, establishing practices and not agreeing with any violation in their sphere of activity. RESPECTING PEOPLE Enhancement of human rights Our employees are treated with respect and cordiality, valuing social and cultural diversity and individual differences, giving all people fair treatment, fair working relationships, in a healthy environment, with mutual trust, cooperation and solidarity. Eletrobras repudiates any type of discrimination or prejudice of social, cultural, ethnic or related to nationality, gender identity, color/race, age, religion, political opinion, sexual orientation, physical, psychological and mental condition, or any characteristic. Human rights awareness is promoted to employees and no discrimination is allowed in hiring, compensation, access to training, promotion, contract termination or retirement processes.

14 15 It does not comply with any work practice that can be considered as degrading, forced, slave or analogous work, child labor, sexual abuse or exploitation of children and adolescents and human trafficking, whether in their activities or in the value chain. Employees are guaranteed free trade union association and the right to collective bargaining, Unions, class associations and entities representing employees are recognized as their legitimate representatives, maintaining a respectful and constructive dialogue, prioritizing collective bargaining as a preferred way of resolving labor disputes. Combating psychological violence, bullying and sexual harassment Eletrobras encourages respect, cordiality and collaboration among people in the work environment, contributing to the integration of employees and the development of teamwork. The company ensures the physical and mental health of employees. It prohibits and repudiates any manifestation of psychological violence or harassment, whether moral or sexual in nature. YOU MUST: • Treat all employees and third parties with whom we relate with cordiality and respect. • Promote practices of inclusion and diversity. • Monitor and treat risks and possible adverse impacts of human rights on the people with whom we relate. • Immediately report discriminatory acts of any nature to the Whistleblowing Channel. YOU MUST NOT: • Practice any act of prejudice or discrimination with colleagues or third parties. • Allow biased or discriminatory attitudes. • Be collusive with acts of prejudice or discrimination towards employees or third parties. • Use derogatory language. • Engage in or support partnerships that use working conditions that violate human rights. YOU MUST: • Encourage the free expression of ideas by repudiating threats, blackmail, humiliation, intimidation, disqualification or harassment of any nature in labor relations. • Take preventive measures to restrain any form of physical, sexual, moral or psychological violence. • Report to the Whistleblowing Channel any act of physical or psychological violence, such as discrimination, threat and blackmail, or of an offensive and hostile nature, which may be interpreted as insult, slander, defamation, moral or sexual harassment. YOU MUST NOT: • Have or allow behavior, including gestures, language and physical contact, that is sexually coercive, threatening, abusive or exploitative. • Commit acts of vandalism, depredation, libidinous or attitudes that involve physical, verbal or gestural violence. • Connive with harassment of any kind. • Allow personal pursuits, convictions, characteristics or interests to interfere in the dealings with employees and the public in general, as well as with hierarchically superior and inferior colleagues. Learn more: Social Responsibility Policy

16 17 VALUING LIFE Valuing the life of employees is a strategic guideline at Eletrobras, which is committed to preventing accidents and illness, promoting the improvement of employees' quality of life, and the health and well-being of all. The strengthening of the health and safety culture is a value, seeking to provide more and more safe and healthy conditions and environments for the employees to perform their activities. The company is committed to providing conditions for the employees to develop their work activities, observing their individual needs, aiming to guarantee accessibility and the engagement of everyone in the company's activities. ACTING WITH PROFESSIONALISM The company is committed to the development and appreciation of human intellectual capital, providing employees with conditions to improve their skills, adopting knowledge dissemination practices and recognizing the merits related to the work developed, considering their proposals for improvement, regardless of their hierarchical position. Eletrobras values the corporate culture focused on creativity, collaboration, innovation and sustainability, committed to meritocracy and high performance, recognizing and rewarding the talent and achievements of employees. It ensures the preservation of its technical memory, committing itself to the formation of new generations, aiming at maintaining the operational and technical excellence that has always guided its performance in the Brazilian electric market. It is committed to the development and recognition of employees: • Establishes objective and transparent criteria for the evaluation of employees' performance, which consider the merits of their technical performance and ethical conduct, guaranteeing them the right to know the criteria and the results of their evaluations. • Builds career paths for employees, motivating the workforce and expanding opportunities throughout the career path. YOU MUST: • Follow all health guidelines contained in protocols and official communications of the health areas of Eletrobras with a view to preserving the own health and the health of other employees of the company. • Adopt and promote safe behavior, following all occupational safety guidelines in order to avoid accidents at work, including the use of personal protective equipment indicated to carry out the activities. • Perform occupational medical examinations within the established period and in accordance with the respective guidelines of the Eletrobras health teams. • Participate and encourage the participation of employees in welfare initiatives that aim to strengthen the physical and emotional balance of all. YOU MUST NOT: • Exercise professional function under the influence of alcohol, illicit drugs or other substances that impact the ability to perform activities. • Carry any kind of firearm or handgun, except for the exercise of legally authorized professional activities, on the premises of the company. • Stop using complete personal protective equipment. • Driving a company vehicle with negligence, recklessness or malpractice. • Have attitudes that may endanger one's own life and that of other employees in the company.

18 19 YOU MUST NOT: • Practice acts harmful to the image of Eletrobras, nor to the image or honor of its employees in any type of media. • Promotes equal opportunities, valuing diversity and ensuring inclusion. YOU MUST: • Observe and comply with the guidelines established in the Code of Conduct, Eletrobras policies and standards. • Participate in the educational actions promoted by the company in order to disseminate the culture of ethics and integrity, prevent misconduct and avoid inadvertent violations. • Exercise activities with professionalism, seeking improvement and permanent updating, contributing to efficiency, sustainability and operational excellence. • Comply with work tasks in a qualified, fast and responsible manner. • Use clothing and vocabulary compatible with the corporate environment, with the public with whom we maintain contact and with the local culture of the communities where we operate. • Respect the hierarchy in the competent, diligent, honest, loyal and fair exercise of activities, without preventing the possibility of reporting improper behavior or harassment practices, regardless of hierarchical position. Leaders should: • Observe and encourage employees under their management to know and comply with the Eletrobras Code of Conduct, policies and standards and participate in the training promoted by Eletrobras. • Perform professional management responsibilities with transparency and equanimity, guiding and motivating other employees to create a healthy, harmonious work environment that is conducive to excellence in performance and productivity. • Carry out evaluation of employees according to the criteria established by the company, give feedback and continuously monitor their development. Learn more: Personnel Management Policy For Eletrobras Companies ! IMPORTANT CARING FOR THE COMPANY'S IMAGE The company's reputation is strengthened by responsible and correct business decisions, management practices, and the ethical behavior of each of its employees. One must be aware that everything that is done and said, in public, physical or virtual spaces, where the name of the company is involved, can impact its image in various ways and dimensions. YOU MUST: • Manifest on behalf of the company only when authorized or qualified to do so, respecting the areas in charge of the relationship with the media and the provision of information to the press and the capital market. • When expressing personal positions on social media, take care to unlink them from those of the company. • Act as a point of contact and as an ambassador for the brand, generating value and a positive reputation in the relationship with the public.

20 21 • Carry out any type of political or religious advertising or publicity, nor commercial advertising, inside or outside the work premises, using the condition of an employee of Eletrobras. ON SOCIAL MEDIA, YOU SHOULD NEVER: • Publish, share, comment, receive, store, send or forward messages that contain content that contradicts Eletrobras policies and guidelines or any legal rule, in access from the corporate network and/or if the author identifies himself as an employee of the company. • Offend Eletrobras, its employees, partners, suppliers, or competitors. • Produce or disseminate false news or unverified facts about Eletrobras, employees, partners and competitors. • Publish copyright infringing content, e.g. illegal distribution of software, music, video, or for private commercial purposes, on accesses from the corporate network and/or if the author identifies themselves as a company employee. • Provide untrue, incorrect or confidential information about Eletrobras, employees, partners and competitors, or on accesses from the corporate network and/or if the author identifies themselves as a company employee. Saiba mais: Eletrobras Companies' Communication and Engagement Policy 3.2. PLANET The company adopts the guidelines of its Environmental Policy in internal processes and encourages its application by business partners and suppliers of goods and services. It acts in accordance with the principle of sustainable development, prioritizing the rational use of renewable natural resources and the responsible and efficient use of economic resources, including the promotion of research and development for the proper treatment of socio-environmental impacts, aiming to meet current generations and the preservation of the rights of future generations. PROMOTING ENVIRONMENTAL EDUCATION AND AWARENESS Eletrobras promotes the education and environmental awareness of its employees and stakeholders, acting as a mobilization agent in the conservation of the environment and in the promotion of sustainable development. REDUCING ENVIRONMENTAL IMPACTS The company acts in accordance with the principles of prevention and precaution, seeking to avoid and minimize socio-environmental impacts of its activities on the environment and communities, especially on more vulnerable social groups. Aligned with its activities, it promotes actions aimed at the conservation of ecosystems and the protection of biodiversity and historical and natural heritage. With a primarily clean energy matrix, it seeks, through its climate strategy, to identify risks and opportunities related to climate change, increasingly minimize the negative impact and contribute to the transition to a new development model, based on a low-carbon economy.

22 23 YOU MUST: • Evaluate the environmental and social impacts at the different stages of the projects, using the best available techniques. • Disseminate in a clear and objective way information on environmental activities and projects to all stakeholders, especially the affected populations. • In the face of any event, give fair, adequate treatment and in time consistent with the severity of the situation and treat the affected population with dignity. • Promote actions to reduce waste generation, water and energy consumption. • Develop adaptation strategies to climate change and contribute to the planning of new businesses, considering the characteristics of the regions in which we operate. • In fieldwork, be attentive and cautious when visiting communities, especially those with specific cultural habits and more sensitive to the presence of strangers; create conditions for stakeholders to express themselves and expose their points of view, helping them to prepare questions about projects and their socio-environmental impacts, without embarrassing the interlocutors; if critical situations occur, remain calm, seek dialogue and, if necessary, communicate to those responsible for interaction with communities. YOU MUST NOT: • Ignore, neglect or omit situations that may cause negative social and environmental impact in the localities where it operates. • In the face of any fact that has occurred, omit data and information that make it possible to know the causes, the effects, and the responsibilities. • In the fieldwork, collect or capture any species of flora and fauna without the authorization of the competent agencies; fish or keep wild animals in captivity; open unnecessary fire breaks and carry out activities that cause forest fires; enter properties without the Learn more: Environmental Policy Sustainability Policy See also additional information in the Communities item of this Code - page 42. authorization of their occupants; be involved in discussions or disagreements in the communities that are visited. 3.3. GOVERNANCE Eletrobras adopts management mechanisms that strengthen business practices with a focus on transparency, equity, accountability and corporate responsibility, to achieve long-term value, aligning and boosting financial and socio-environmental performance, ensuring accountability and creating legitimacy with stakeholders. ACTING WITH INTEGRITY Zero tolerance for corruption Corruption, in addition to harming democracy and the rule of law, generates instability and insecurity in the market environment and distrust on the part of society, in addition to negatively impacting the reputation of all those involved in Eletrobras' business. These acts affect the well-being of society, discourage the creation of new jobs and drive investors away. Committed to national and international anti-corruption laws, especially the Brazilian Anti-Corruption Law 12.846/2013 and the FCPA (Foreign Corrupt Practices Act), Eletrobras does not tolerate any form

24 25 YOU MUST: • Comply with the laws to combat bribery and corruption in Brazil and abroad. • Participate in the annual ethics and integrity training promoted by the company, in order to understand the types of fraud and corruption and prevent inadvertent violations, recognizing the alert points in time to avoid them. • Report, in the Reporting Channel, any warning signs or actions that may be associated with a potential corrupt behavior or fraudulent act. YOU MUST NOT: • Giving, offering or promising any kind of improper payment, including bribery, kickbacks, extortion directly or indirectly, to gain an improper advantage or to mislead a decision. • Make any kind of payment to accelerate or guarantee routine and non-discretionary actions, such as obtaining licenses, permits, authorizations, approvals and decisions, among others. • Insinuating, soliciting, accepting or receiving money, bribery, kickbacks or any undue advantage, favors, benefits, donations or gratuities, for themselves or for third parties, in return for professional activities. Learn more: Anti-Corruption Policy Fighting fraud • Books and records The company maintains commercial, accounting and financial records that accurately reflect its operations and invests in the protection, transparency, completeness and veracity of this data, in order to allow the preparation and disclosure of complete, accurate, undistorted financial reports in accordance with legislation, national and international accounting standards and internal regulations. There are internal controls over the company's financial reports and these are tested annually by internal auditors and by an external and independent audit firm. of fraud and corruption, either within its companies or in interactions with public or private entities. The company constantly invests in measures to prevent, detect, correct and control any illegal acts of fraud and corruption. It guides its employees to repudiate any practice of active or passive corruption, bribery, bribe payments, facilitation payments and influence peddling. YOU MUST: • Maintain updated, formal, timely accounting books, in accordance with accounting principles, internal rules and current legislation, as well as protect their integrity. • Submit negotiations, contracts, transactions and other acts to the competent agencies for authorization and/or approval. • Be transparent and provide reliable and broad information, with all appropriate supporting documentation in cases of internal and external audits. • Monitor accounting records, through internal controls, in order to identify any evidence of fraud and corruption. • Company Assets Eletrobras' assets, which represent its equity, tangible or intangible, are the resources made available to employees to carry out their work.

26 27 Tangible assets can be physical resources, such as materials, equipment and facilities, electronic resources, such as software and documents, and financial resources. Intangible assets can be represented by their brand and technologies. There is a duty to protect and responsibly use the resources under custody, avoiding waste, loss, damage, abuse, fraud, theft, robbery, misappropriation, violations and other forms of misuse. No type of fraud is tolerated, because in addition to causing damage to the company, it negatively impacts relations with stakeholders. It is important to reiterate that fraud is not restricted to occurrences with expressive values. Small actions or decisions that cause some harm to the company are equally harmful. • Competitive practices The company is committed to maintaining a fair and honest competitive environment, observing and defending the rules of free competition, in accordance with Brazilian legislation and the countries in which it operates, repudiating, combating and denouncing anti-competitive practices. YOU MUST: • Ensure the company's assets are properly in order to avoid losses and misuse. • Use company resources exclusively for the performance of professional activity. • Protect the assets entrusted to us, protecting them in case of sharing. • Respect and protect the company's intellectual property assets, such as models and studies. YOU MUST NOT: • Unlawfully omitting, altering, copying or destroying documents. • Violate or manipulate data or systems. • Committing fraud, theft, robbery or misappropriation. • Lend, sell or donate company property without authorization. YOU MUST: • Comply with the company's internal rules, using unbiased supplier selection processes through strictly technical and commercial criteria. • Ensure competition opportunity in a fair, integral and balanced manner. • Be careful not to share competitively sensitive company information, such as strategic, business and future acquisition plans, customer portfolios, business volumes, production costs and investments, among others. • Repudiate and denounce anti-competitive practices. YOU MUST NOT: • Admit coordinated anti-competitive conduct between competitors, such as manipulating or adjusting prices, dividing markets or customers, restricting the offer or defrauding the competitive nature of hiring procedures. • Compact with unilateral conduct, with anti-competitive or exclusive purposes in relation to competing companies, customers or suppliers, as well as in the analysis or construction of proposals for mergers, acquisitions or bilateral agreements. Learn more: Antitrust Policy

28 29 • Corporate Information All information used by Eletrobras is an asset that has value and must be properly managed throughout its life cycle, so that it is available for authorized access, protected against improper manipulation, with appropriate treatment regarding its classification and is auditable. YOU MUST: • To process personal data only for legitimate purposes, compatible with the purpose for which the collection was carried out, observing the legal cases, and, to a limited extent, those strictly necessary for the execution of Eletrobras' processes and activities. • Adopt technical and administrative measures to protect personal data against loss and improper destruction, unauthorized access, misuse, alteration or disclosure. UNDER NO CIRCUMSTANCES SHOULD ONE: • Disclose or share personal data outside the legally foreseen cases. • Process personal data that is not necessary for the execution of its activities. Learn more: Policy of Protection of Personal Data & Privacy of Eletrobras Companies Protegendo as informações • Personal data Eletrobras recognizes the importance of privacy and protection of personal data of customers, employees, suppliers, service providers and other third parties, obtained as a result of business activity. It conducts its business in accordance with applicable laws and regulations and undertakes to establish internal controls, processes and policies to ensure the privacy and protection of personal data, guided by the General Data Protection Law (LGPD). YOU MUST • Preserve the integrity of Eletrobras documents, records, registrations, data and information systems. • Respect the privacy of the holders and protect their personal data in all means used by the company, both physical and electronic. • Conduct prior consultation, by own means, and obtain prior authorization from the company for the publication, exposure or exercise of professional activity in external environments, studies, research, opinions and other works of its own or participation, and involving knowledge related to the company. UNDER NO CIRCUMSTANCES SHOULD ONE: • Disclose or make use of company information with restricted access for their own benefit or that of third parties. • Share identification credentials provided to users for access to and/or use of technology facilities, information and resources. These are personal and non-transferable. Learn more: Information Security Policy

30 31 Situations that may generate conflicts of interest: • Kinship Relationships Personal interests may be related to self-interests or those of a relative, your spouse or partner, considered in this case: - Direct relatives: parents, grandparents, great-grandparents; children, grandchildren and great-grandchildren - Collateral line relatives: siblings, uncles and nephews (and their spouses) • In case of doubts regarding any situation, consult the internal regulations and the integrity area to verify possible risks of characterization of the conflict. • When in a potential situation of conflict of interest, formally communicate to the company, for correct referral. • In the event of actual or apparent conflicting interests in a negotiation in which you are involved, you must declare yourself conflicted, withdraw from the meeting, and not participate in the decisions. In this way, we protect Eletrobras and its employees, helping to strengthen the culture of integrity. ? What can be done to prevent a conflict of interest from impacting professional performance? Learn more: Conflict of Interest Administration Policy YOU MUST: • Avoid direct or indirect hierarchical subordination with relatives in the company. • Inform the company of any relationship with suppliers, Eletrobras partners or public agents that may generate a conflict of interest. YOU MUST NOT: • Influence the decision to hire, nominate or promote a relative. • Influence the decision to establish a business relationship or the transaction of an economic operation with a company or institution in which the relative has a leadership position. Learn more: Conflict of Interest Administration Policy Preventing conflicts of interest A conflict of interest occurs when an employee's personal interests come into conflict with the interests of the company, influencing their decision-making in an inappropriate manner, for their own benefit or that of third parties related to them. Employees must act ethically, fully and transparently, aligned with the interests of Eletrobras, without concessions to the interference of interests and personal favoritism in corporate actions and decisions, identifying, preventing and applying the correct treatment for conflicts of interest.

32 33 • Privileged information Any employee who has access to strategic or confidential information about Eletrobras or partners, not yet publicly disclosed, is prohibited from passing it on to third parties or using it in their own cause, in order to obtain any type of benefit. YOU MUST NOT: • Disclose or misuse privileged information, obtained during the exercise of the position for their own benefit or that of third parties, at any time, including after their termination from Eletrobras. Learn more: Policy of Disclosure and Use of Relevant Information and Negotiation of Eletrobras Companies’ Securities Conflict of Interest Administration Policy • Private activities Eletrobras employees must comply with internal regulations when exercising private external professional activities. SUCH ACTIVITIES SHALL NOT: • Be incompatible with company assignments or working hours. • Be conflicting with Eletrobras' business and interests. • Reflect negatively on the reputation or image of the company. • Involve acting, even if informal, as an attorney, consultant, advisor or intermediary of third party interests in Eletrobras. Learn more: Conflict of Interest Administration Policy YOU MUST: • Always maintain confidentiality about privileged, confidential and sensitive information, communicating it only to those who legitimately have the right to access it. • Consult the company's internal regulations for guidance on the limits of privileged information. • Promotional gifts, presents, and hospitality It is important to act correctly – and to be seen to do so. For this reason, Eletrobras directs its employees not to accept or offer promotional gifts, presents and hospitality from third parties with whom they have a direct relationship, which may represent or be understood as a way to influence decisions or obtain any kind of advantage. Exceptions are those promotional gifts that do not have a personal and exclusive character and no commercial value, distributed as a practice of kindness, cordiality, marketing actions and without expectation of counterpart, such as pen, block, cap and other promotional items.

34 35 YOU MUST: • Take special care in offering promotional gifts and hospitality to public agents, including foreigners, respecting the rules of current and applicable legislation on the subject for public agencies. • Consult the company's integrity body in advance, in the case of hospitality, such as travel and accommodation offered by a third party that has or may have a relationship with Eletrobras. • Observe the internal guidelines on promotional gifts, presents, and hospitality and disclose them to business partners and other stakeholders. YOU MUST NOT: • Give or receive promotional gifts, presents, and hospitality from those who have a personal, professional or business interest in the decision of the recipient or collegiate in which he participates. • Allow promotional gifts and hospitality, offered or received, to influence professional decisions. • Receive or offer invitations or tickets for entertainment activities, from anyone who has or may have a relationship with Eletrobras. Learn more: Conflict of Interest Administration Policy • Political contributions The company respects the legal guidelines of Brazil and countries in which it operates. In this sense, Eletrobras does not make any kind of donation or contribution of a political nature and does not engage in party political activities. We advise our managers, employees, representatives and third parties Each individual has his political conviction, which is fundamental to the exercise of citizenship. • However, employees should be careful to make it clear that the opinions they express or the actions they take are their own, unlinking them from the company's image. • Employees who make donations on their own behalf, in cases that are considered legal and appropriate, must ensure that contributions are not intended to influence a public agent, candidate or political party to benefit the company. YOU MUST NOT: • To carry out political propaganda inside and outside the company, taking advantage of the position of an employee of Eletrobras. • Exercise political-partisan actions on the premises of Eletrobras, such as the distribution of pamphlets, stickers, placement of posters or any form of political manifestation. • Lend or use company assets, vehicles and structures in electoral campaign acts or for the benefit of candidates and political parties. • Distribute promotional gifts, presents, and hospitality on behalf of the company to candidates, political parties and in electoral campaign acts. not to support or contribute to political parties, election campaigns and candidates for public office, with resources or on behalf of Eletrobras. • Donations and sponsorships The company selects, for investment purposes, actions, projects and programs linked to its purpose and strategic plan, adopting image positioning strategies committed to social and environmental responsibility and the prevention of the occurrence of fraud and corruption.

36 37 THE FOLLOWING IS REQUIRED: • Before making any donation or sponsorship, take steps of the partners involved, including their beneficial owners, in order to avoid any conflict of interest or use of funds of illicit origin, and prevent the occurrence of fraud and corruption. • Maintain appropriate monitoring to ensure that the relationship is guided by ethics and integrity. Learn more: Sponsorship Policy STRENGTHENING TRUST RELATIONSHIPS Shareholders and Investors Eletrobras manages its business independently, aiming to strengthen the economic and financial situation of the companies, adopting transparent policies and guidelines with regard to investments, the distribution of dividends and the demonstrations of its economic and financial situation, ensuring the equity and the institutional image. The relationship with shareholders and investors is based on the proactivity of communication, in a precise, correct, transparent and timely manner, providing information in an equal and timely manner to the market. √ ethics, transparency, integrity, loyalty, impersonality, legality and efficiency; √ responsible use of economic and financial resources in the search for increasing levels of competitiveness, excellence and profitability; √ the legitimate interests of all stakeholders; √ the management of risks inherent to the business; √ commitment to sustainability and value creation. Eletrobras' business decisions are based on: It adopts transparent and democratic criteria when selecting agreements, terms or sponsorship contracts with individuals or legal entities to promote cultural, social, sports, educational activities, provided that they are demonstrably linked to the strengthening of the brand, always appropriate to the current legislation. The company acts responsibly in the use and disclosure of relevant information, in the trading of securities and in transactions with related parties, observing the requirements of competitiveness, compliance, transparency, equity and commutativity, in order to safeguard the interests of Eletrobras and its shareholders. Learn more: Policy of Disclosure and Use of Relevant Information and Negotiation of Eletrobras Companies’ Securities Policy of Transactions Related Parties Eletrobras Investor Relations Portal

38 39 Government Relations with public agencies or entities and government authorities, national or international, are based on the principles of ethics, integrity and transparency. The company is committed to national and international anti-corruption legislation and repudiates all types of fraud or unlawfulness in interactions with agents or public agencies and regulatory entities, respecting and acting diligently in the fairness and integrity: • in the bidding processes. • in the execution of administrative contracts. • in the fulfillment of tax and fiscal obligations. • in inspections, cooperating and providing accurate, complete and timely information. • in obtaining authorizations, licenses, permits and certificates. • in hiring agents or former public agents. Guidance for interacting with public officials: a) All interactions must be formalized by email or minutes. b) In face-to-face contact: - Have the participation of more than one employee of the company. - Handle matters of interest to the company always in a workplace recognized by the company (physical or virtual) and during business hours. c) In electronic contact, prepare objective, clear and formal messages, avoiding any possibility of undue or dubious interpretation. d) After the telephone contact, send an email formalizing and corroborating the content of what was treated, which includes the agent or public agency, seeking to avoid various interpretations. e) Inform in advance, when applicable, the agent or public agency about anti-corruption measures adopted by the company. f) The directors must inform on the company's website all interactions made with public agents. ! IMPORTANT ATTENTION It is forbidden to offer, promise, provide, arrange or authorize the payment or supply, directly or indirectly, through third parties or representatives, of any object or service of value to a public agent, national or foreign, to obtain undue benefit for Eletrobras. • In interactions The company works with the government through the areas of institutional relations and regulation, in discussions of regulatory issues and having active participation in the formulation of public policies that may meet the legitimate interests of the company. X Meetings, events or attendance to demands of parliamentarians on behalf of Eletrobras must be informed to the area responsible for the company's parliamentary advisory process, to monitor the relationship with this public. The political and social awareness of employees is encouraged, through the broad exercise of citizenship, responsible positioning of employees and participation in social projects, in actions articulated with public and private, governmental and non-governmental agencies.

40 41 Competitors The company is committed to maintaining a fair and honest competitive environment, observing and defending the rules of free competition, in accordance with Brazilian law and the countries in which it operates. Eletrobras does not deal with companies that promote unfair, anti-competitive actions or that, in any way, harm free competition or free enterprise. The company believes in fair and transparent competition. For this reason, it maintains civility and independence in the relationship with competitors, seeking information from the market in a lawful way and disposing of them reliably, through authorized sources. Anti-competitive practice is any and all conduct that constitutes an infraction of the economic order, resulting in the following effects, even if only potentially: • Limiting, distorting or in any way prejudicing free competition or free enterprise. • Dominate the relevant market for goods or services. • To arbitrarily increase profits. • Exercise an abusive dominant position. Suppliers and Service Providers, Business Partners and Customers The company selects and hires suppliers and service providers based on technical, quality, cost and punctuality criteria, requiring in these contractual relationships, commitments to ethics, corporate integrity and sustainability in the economic, social and environmental pillars. It follows the ethical principles, expressed in this document, in the relationship with customers, suppliers, service providers and other business partners, offering equal treatment to all, avoiding any privilege, discrimination and all forms of corruption, bribery and fraud. Performs due diligence during the relationship with suppliers, service providers and other business partners, including research on the historical existence of illicit and analysis of any reputational impacts, in order to ensure that the relationship is guided by ethics and integrity, and the image of Eletrobras is preserved. The company values the full satisfaction of customers and consumers to maintain lasting relationships with transparent and permanent dialogue. Refuses contractual provisions that challenge or minimize the dignity, quality of life and social well-being of employees and third parties. PROHIBITED PRACTICES IN THESE RELATIONSHIPS: Participate in any type of negotiation that may result in personal advantages or benefits or for third parties, which characterize a real or apparent conflict of interest for employees involved in either party. Provide any favor or paid service to suppliers and service providers to which the company's employee relates. Make indications to customers, even if requested by them, of service providers or suppliers, maintaining communication in a strictly professional manner. x x X x Learn more: Antitrust Policy

42 43 Learn more: Supplier Conduct Guide Supply Logistics Policy Communities In the areas where Eletrobras operates, the company interacts with communities considering their specificities, listening to their manifestations and respecting their cultures, values, ways of life, participating in the preparation and implementation of projects that aim to contribute to territorial development and the improvement of quality of life. All social groups involved in all phases of new ventures are considered, from planning, in order to identify their expectations and needs, aiming to compensate and minimize negative environmental, social and cultural impacts and foster positive ones. Permanent channels of communication and dialogue are maintained with communities and other stakeholders, in languages and formats adapted to their characteristics, seeking interaction and engagement, in order to respect the manifestations, reduce conflicts and improve processes, projects and programs. x Learn more: Environmental Policy Eletrobras Companies' Communication and Engagement Policy Sustainability Policy Social Responsibility Policy Press With the press and other media, the company maintains a relationship of respect, transparency and independence, establishing, according to the level of authorization and competence, channels of dialogue for the dissemination of information. The company is committed to providing clear, reliable, timely and public interest information through authorized sources, preserving confidential and strategic information, in view of legal and legitimate business interests. According to the Spokesperson Policy, only previously designated professionals can represent the company at internal and external events or in interviews with media outlets. Thus, we seek to ensure the unity of institutional discourse and strengthen the relationship with stakeholders, from a position of appreciation of business reputation aligned with the ethical principles and values of Eletrobras. Learn more: Spokesperson Policy Eletrobras Companies' Communication and Engagement Policy Offer or accept privileges, payments, loans, donations, services or other forms of benefit, for you or for any other person, nor commissions, rebates, discounts, favors, gratuities or advantages, even if in the form of preferential treatment from or to customers, suppliers, service providers and other partners related to the business of interest to Eletrobras.

44 45 3.4. PROSPERITY Ambition to ensure that all human beings can have a prosperous and full life and that economic, social and technological progress occurs in harmony with nature, with equity and based on sustainable production and consumption. INVESTING IN VALUE CREATION Eletrobras is committed to generating value in its operations, carrying them out competitively, efficiently and effectively, seeking to produce economic-financial, social and environmental benefits for all stakeholders and minimizing negative impacts. Operational Efficiency The operations follow the standards of availability excellence, ensuring efficient and constant energy supply. The company expects and evaluates new generation and transmission business opportunities, adopting methodologies that consider technical, socio-environmental and economic-financial criteria. It integrates global efforts to curb global warming and climate change by investing in energy efficiency projects and actions and promoting the energy transition, with greater participation of clean and renewable energy sources, towards a low-carbon economy. Economic Efficiency The sustainable management of financial capital is a commitment of Eletrobras, which fosters economic growth, based on decent jobs, sustainable livelihoods, increased real income, social protection and responsible investments. Social value Eletrobras establishes partnerships aimed at generating shared value throughout its production chain. Through the management of the relationship with suppliers, it maintains a monitoring regarding its legal, economic-financial, technical, social, environmental and integrity compliance. With a commitment to contribute to the sustainable development of the communities in its areas of activity, the company participates in the preparation and implementation of projects, in partnership with local entities, considering the demands, expectations and socio-cultural diversity. Acting in a way that induces local and regional development where it operates, it contributes to the improvement of the quality of life of communities and to the preservation of environmental balance. It periodically discloses information about its performance in sustainability to all stakeholders. Learn more: Sustainability Policy Environmental Policy Social Responsibility Policy INNOVATING IN THE ENERGY SECTOR Eletrobras is committed to innovating and transforming business models to create shared value, including investments in sustainable infrastructure, energy and technology. That is why it promotes research, scientific development and innovation, and evaluates the impact of new projects or products, or significant changes in existing ones, aiming at improving economic, social, environmental performance and generating value for all stakeholders. It seeks to increase the operational efficiency of assets or processes or

46 47 acquire technological domain for new business, develops studies and research connected to sustainable business and new opportunities. It promotes the dissemination of the concept of innovation with employees as a new way of thinking and looking at everything that is done. Encourages and recognizes employees who contribute with unprecedented solutions applied to the business. Digital transformation The company invests in projects and technologies that promote the automation and standardization of business and management processes, with a view to increasing performance and enabling professionals to dedicate themselves to increasingly strategic activities and to have more quality of life in daily activity.

48 49 4. Code Effectiveness The guidelines of this code must be observed in all Eletrobras activities, in order to ensure the effectiveness of its guidelines and the strengthening of the culture of ethics and integrity. COMMITMENT The reading and assimilation of this code are the duties of all those involved in the activities of Eletrobras. All employees of the company must formally register their commitment to the guidelines contained herein, by signing the Term of Acceptance. The awareness record must be made when the employee is admitted or hired, as well as in the revisions of the document. DOUBTS AND MANIFESTATIONS The Code of Conduct and the policies of the Eletrobras Integrity Program are available for consultation by employees, via intranet, or for all stakeholders, through the Eletrobras Portal in the menu About Eletrobras - Ethics and Transparency. In case of doubts about the documents, employees should consult the area responsible for the Integrity Program in their company. Compliments, complaints, requests for measures and suggestions should be directed to the ombudsman channel of each Eletrobras company, which will maintain the confidentiality of the protester's identity and the content of the demonstrations. To know how to register a demonstration, just access the websites of the Eletrobras companies. COMPLAINTS The company counts on the partnership of all those to whom the ethical guidelines described herein are intended to make them effective. These are the guardians of an ethical, upright and positive culture. If at any time irregular practices or with indications of irregularity are witnessed or known, which violate this code, internal policies and standards or current legislation, the Eletrobras Companies' Whistleblowing Channel must be activated. The Whistleblowing Channel, centralized for all Eletrobras companies, is based on an external and independent platform, with the guarantee of anonymity, and follows all procedures for receiving, properly forwarding and monitoring deadlines, to ensure compliance with all allegations of complaints of fraud, corruption, ethical deviations, violations of the Code of Conduct, the Integrity Program, internal policies or current legislation. Whistleblowing Channel 0800 721 9885 https://www.eletrobras.com/canaldedenuncias Available 24 hours a day, 7 days a week In addition to providing an independent channel for receiving, handling and managing internal and external complaints, the confidentiality of those involved in the complaints is protected. An environment of protection against any form of retaliation is promoted to demonstrators and possible witnesses who, in good faith, denounce a practice that violates this code, internal policies or current legislation. Contrary cases, which represent retaliation, will be treated as a new offence. It should be noted that the provision of information known to be false also represents an ethical infraction subject to sanction.

50 51 VIOLATIONS AND CONSEQUENCES It is ensured the due investigation and appropriate treatment by the competent areas, of the conducts that may represent a violation to the principles established herein, either ex officio or due to complaints, as long as they have the necessary information to start an investigation process. Eletrobras' Governance, Risks and Compliance (DC) Board, through the manifestation handling body, is responsible for coordinating the process of investigating complaints and violations of the code and the Integrity Program, as well as Eletrobras' policies and legislation, reporting the results to the Board of Directors, through the Audit and Risk Committee (CAE) to propose corrective measures related to proven violations. An environment of protection is guaranteed to employees who work at all stages of management and treatment of demonstrations in order to preserve their institutional independence and the neutrality of decisions. Contrary cases, which represent retaliation, will be treated as a new offence. At the end of an investigation, the application of consequences may be indicated, in appropriate cases, or the indication of remediation actions, such as the improvement of existing processes or regulations and training, among other measures. Eletrobras' consequence regulations establish administrative or disciplinary measures that must be adopted if non-compliance with the guidelines of this code or legislation is duly proven. These measures may include disciplinary sanctions such as warning, suspension or termination of the employment contract, according to the seriousness of the case, without prejudice to the adoption of other legal measures by the appropriate instances, in addition, when dealing with contractual and/or legal infractions. The administrative sanction will be motivated, reasonable and proportional to the effects of the action, omission, fact or event practiced to which the employee has given cause and the other penalties will be applied as provided for in the relevant legislation and regulations. Learn more: Consequence Policy The grounds for the complaint are essential for an effective investigation. • If possible, the detailed report should be provided, indicating what happened, when and where the fact happened, what are the names of the persons involved, indicating possible witnesses, if any, and whether the fact still continues to occur. • The presentation of synthesized or very generic reports makes it difficult to ascertain and, sometimes, can compromise the result. • If there is any evidence of the event, the Reporting Channel allows files such as images, photos, videos and audios, among others, to be attached. It may also be indicated where such evidence can be found if it is not possible to attach it to the channel. IMPORTANT TIPS

52 53 5. GLOSSARY Public agent Anyone who exercises, even if temporarily, with or without remuneration, by election, appointment, designation, hiring or any other form of investiture or bond, mandate, position, employment or function in any of the Powers of the Federal Government, the states, the Federal District, the municipalities, territory, or their respective indirect administration, which comprises municipalities, foundations of public or private law, public companies and government-controlled companies. The leaders and participants of the decision-making structure of political parties are equated to public agents for the purposes of this document. Moral harassment Exposure of people to humiliating and embarrassing situations in the work environment, in a repetitive and prolonged way, in the exercise of their activities. Sexual harassment Exposure of someone to situations of embarrassment in the work environment, aiming to obtain sexual advantage and/or favor. Promotional Gift Promotional communication object, with no commercial value, usually displaying logos. It is aimed at specific relationship audiences, aiming at meeting institutional objectives and strengthening the corporate image. Employees For the purposes of this document, all members of the Board of Directors and Fiscal Councils and statutory committees, officers, employees, contractors, service providers, representatives, interns and apprentices of Eletrobras are called employees. Value Chain Sequence of activities or partners that contribute products or services to the organization. Conflict of interest Situation generated when the personal or private interests of the company's employees, as well as their families, may interfere, potentially or effectively, in the performance of their professional duties or come into confrontation, potentially or effectively, with the legitimate interests of Eletrobras. Corruption Action attempted or consummated, directly or indirectly, which consists of authorizing, offering, promising, obtaining, giving, requesting, accepting, delivering or receiving an undue advantage, for itself or for third parties, of an economic nature or not, involving public agents or not, with the purpose of practicing, maintaining, delaying or ceasing to practice a certain act. Being active or passive, it is also characterized by financing, costing, sponsorship or any form of subsidy for the practice of unlawful acts provided for in current legislation. Entertainment Any type of event with the aim of providing leisure to participants, such as travel, plays, concerts, sporting events and sightseeing. Ethics Set of principles and references that regulate the moral conduct of individuals, groups, institutions, organizations, communities, societies, peoples and nations, seeking to be universally valid. Hospitality It comprises air, sea and/or land travel, accommodation, food and receptive, related or not to entertainment events.

54 55 Privileged Information Confidential matters or that are not widely known to regulatory bodies and/or stock exchanges and/or the general public or of relevance to the decision-making process within the Eletrobras companies, which have economic, financial or personal repercussions. Business Partners Individuals and legal entities, except suppliers and service providers, who maintain a business and/or contractual relationship with Eletrobras, and may be a sponsored, covenanted, grantee or partner in projects. Present Object or service for personal use or consumption that has commercial value, received depending on the position that the person occupies or the activity that he/she performs. The present has no direct relationship to the business of the company offering it, nor any visual identification related to this company. Relationship audiences Any organization or individual that may affect or be affected by Eletrobras' activities, products or services and the performance associated with them, including, but not limited to, employees, shareholders, customers, suppliers, counterparties, business partners, competitors, public and regulatory authorities, sponsors and local communities. Representatives Professionals qualified to work in governance boards in subsidiaries, affiliates and in a Special Purpose Entity (SPE), in whose capital Eletrobras or its companies participate, and in associations and foundations linked to Eletrobras companies, aiming at the defense of the interests of shareholders and associates and the longevity of the entity. Retaliation The act or effect of retaliating against another, as a form of reprisal, retribution. Bribery Offer, promise, donation, or receipt of anything of value, or any improper advantage, in exchange for favorable treatment or decision by a company, a governmental authority, a government official, or the government. Third Parties Suppliers, service providers, business partners or any other individuals and legal entities, not covered by the concept of employee, that maintain a business and/or contractual relationship with Eletrobras companies.

56 57 6. Term of Acceptance I declare to have read and received a copy of the Eletrobras Code of Conduct and I undertake to respect, comply with and ensure the full and permanent observance of the guidelines and principles established in the document, as well as the commitments of conduct assumed as an employee of the company. NAME ................................................................................................................... JOB TITLE .............................................................................................................. DATE ...................................................................................................................... SIGNATURE ..........................................................................................................